Exhibit 99.1

Company contact:

Stephen C. Jumper, CEO and President

James K. Brata, Chief Financial Officer

(800) 332-9766

www.dawson3d.com

DAWSON GEOPHYSICAL REPORTS

SECOND QUARTER 2015 RESULTS

Severe weather conditions impact quarterly results

MIDLAND, Texas, August 7, 2015/PR Newswire/Dawson Geophysical Company (NASDAQ: DWSN) today reported results for its second quarter ended June 30, 2015.

On February 11, 2015, legacy Dawson Geophysical Company and legacy TGC Industries, Inc. consummated their previously announced strategic business combination. The merger transaction was accounted for as a reverse acquisition with legacy Dawson Geophysical being deemed the accounting acquirer. The combined companies adopted a calendar fiscal year ending December 31. Second quarter fiscal 2015 results reflect the first full quarter of operations for the combined companies. Second quarter fiscal 2015 results are compared to the quarterly results for legacy Dawson Geophysical for the period April 1 through June 30, 2014, which at the time was legacy Dawson Geophysical’s third fiscal quarter of its fiscal year ended September 30, 2014 and did not include the results of legacy TGC Industries, Inc. Due to the foregoing, the historical financial results for the quarter ended June 30, 2014 discussed below are not directly comparable to the combined Company’s financial results for the quarter ended June 30, 2015.  Selected pro forma financial information giving effect to the business combination as if it had occurred on January 1, 2014 (together with the assumptions related thereto) is presented at the end of this press release, and additional information regarding the business combination and its impact on the Company’s financial position is set forth in the Company’s Form 10-Q for the quarterly period ended June 30, 2015.

For the quarter ended June 30, 2015, the Company reported revenues of $43,335,000 as compared to $54,166,000 (or $72,403,000 on a pro forma basis) for the quarter ended June 30, 2014.  For the 2015 quarter, the Company reported a net loss of $11,877,000, or $0.55 loss per share attributable to common stock, as compared to a net loss of $7,493,000 (or $8,654,000 on a pro forma basis), or $0.54 (or $0.41 on a pro forma basis) loss per share attributable to common stock for the quarter ended June 30, 2014.  The Company also reported negative EBITDA of $5,704,000 for the quarter ended June 30, 2015. Revenues for the second quarter 2015 were negatively impacted by reduced client demand due to decreasing and uncertain commodity prices, client-directed project delays and severe weather conditions in many areas of operation that adversely impacted data acquisition crews in the lower 48 United States. The Company operated the equivalent of seven crews during the second quarter 2015. Severe weather conditions and flooding in Texas and the mid-continent region significantly reduced utilization rates for the seven crews and delayed deployment of three additional crews onto ready projects.

The dramatic reduction of the Company’s overall utilization rates had a significant negative impact on revenue for the second quarter 2015, partially offset by weather stand-by charges on several of the Company’s crews but at significantly reduced rates. Operating expenses for the June quarter were at reduced levels although not in direct proportion to the negative impact on revenue. Reflected in the current quarter is $690,000 of severance costs related to an approximately 30 percent reduction in work force since the closing of our merger.

Demand for Dawson’s services is at reduced levels from recent years and is anticipated to remain at such levels through 2015 in response to decreasing and uncertain commodity prices and reduced client expenditures. The Company anticipates operating eight to ten crews in the United States with limited activity in Canada during the third quarter ending September 30, 2015. Based on currently available information, the Company anticipates operating eight to ten crews in the United States through the balance of 2015.

The Company’s capital budget for 2015 continues at previously announced maintenance levels below the $10 million capital budget approved by the Board of Directors. Strategic investments in state-of-the-art seismic equipment during recent years are partially responsible for the lower 2015 capital budget. The Company’s balance sheet remains strong at June 30, 2015 with approximately $56,775,000 of cash and cash equivalents and short-term investments, $66,247,000 of working capital and $14,931,000 of debt and capital lease obligations.

Stephen C. Jumper said, “Despite today’s challenging environment, Dawson Geophysical is strategically positioned to withstand the commodities cycle downturn. Our strong balance sheet, diverse client base and a management team with more than one-hundred years of combined industry experience provide us with the tools and resources required to successfully navigate today’s market. Equipment purchases made during recent years further enable us to successfully serve our valued clients while simultaneously operating below previously established capex levels.”

Jumper continued, “Severe weather conditions that began in mid-April and that were subsequently followed by Tropical Storm Bill later in the quarter negatively affected Texas and the mid-continent region where many of our crews were deployed. These multiple weather delays impacted utilization on seven of the active crews and delayed deployment of three additional crews on new projects. In addition to the negative weather in the quarter, the continuing actions to right size our organization to meet industry demands further impacted our quarterly results. We are currently operating ten crews in the United Sates. Weather conditions improved for July allowing us to operate at a higher utilization rate for the month as compared to the second quarter of 2015.”

Conference Call Information

Dawson Geophysical Company will host a conference call to review its second quarter 2015 financial results on August 7, 2015 at 9 a.m. CDT. Participants can access the call at 1-888-348-3664 (US), 1-855-669-9657 (Canada) and 1-412-902-4233 (Toll/International). To access the live audio webcast or the subsequent archived recording, visit the Dawson website at www.dawson3d.com. Callers can access the telephone replay through August 10, 2015 by dialing 1-877-870-5176 (Toll-Free) and 1-858-384-5517 (Toll/International). The passcode is 10070060. The webcast will be recorded and available for replay on Dawson’s website until September 4, 2015.

About Dawson

Dawson Geophysical Company is a leading provider of North America onshore seismic data acquisition services with operations throughout the continental United States and Canada. Founded in 1952, Dawson acquires and processes 2-D, 3-D and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators, as well as providers of multi-client data libraries.

Non-GAAP Financial Measures

This press release contains information about the Company’s EBITDA, a non-GAAP financial measure as defined by Regulation G promulgated by the U.S. Securities and Exchange Commission. The Company defines EBITDA as net income (loss) plus interest expense, interest income, income taxes, depreciation and amortization expense. The Company uses EBITDA as a supplemental financial measure to assess:

•                  the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis;

•                  its liquidity and operating performance over time in relation to other companies that own similar assets and that the Company believes calculate EBITDA in a similar manner; and

•                  the ability of the Company’s assets to generate cash sufficient for the Company to pay potential interest costs.

The Company also understands that such data are used by investors to assess the Company’s performance.  However, the term EBITDA is not defined under generally accepted accounting principles, and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with generally accepted accounting principles.  When assessing the Company’s operating performance or liquidity, investors and others should not consider this data in isolation or as a substitute for net income (loss), cash flow from operating activities or other cash flow data calculated in accordance with generally accepted accounting principles. In addition, the Company’s EBITDA may not be comparable to EBITDA or similar titled measures utilized by other companies since such other companies may not calculate EBITDA in the same manner as the Company. Further, the results presented by EBITDA cannot be achieved without incurring the costs that the measure excludes: interest, taxes, depreciation and amortization. A reconciliation of the Company’s EBITDA to its net income (loss) is presented in the table following the text of this press release.

Forward-Looking Statements

In accordance with the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements in this press release which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. These risks include, but are not limited to, dependence upon energy industry spending, the volatility of oil and natural gas prices, high fixed costs of operations, operational disruptions, changes in economic conditions, industry competition, the potential for contract delay or cancellations of service contracts, the availability of capital resources, weather interruptions, limited number of customers, and credit risk related to our customers. A discussion of these and other factors, including risks and uncertainties, is set forth in Exhibit 99.5 to the Company’s Form 8-K/A that was filed with the Securities and Exchange Commission on April 30, 2015. Dawson Geophysical Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Operating revenues	$43,335,000	$54,166,000	$117,057,000	$130,932,000
Operating costs:
Operating expenses	43,399,000	49,608,000	108,190,000	109,699,000
General and administrative	5,621,000	3,533,000	13,143,000	7,209,000
Depreciation and amortization	12,380,000	10,253,000	23,603,000	20,430,000
	61,400,000	63,394,000	144,936,000	137,338,000

Loss from operations	(18,065,000)	(9,228,000)	(27,879,000)	(6,406,000)
Other income (expense):
Interest income	25,000	16,000	49,000	37,000
Interest expense	(190,000)	(133,000)	(337,000)	(294,000)
Other (expense) income	(19,000)	441,000	13,000	98,000
Loss before income tax	(18,249,000)	(8,904,000)	(28,154,000)	(6,565,000)

Income tax benefit	6,372,000	1,411,000	9,685,000	724,000

Net loss	$(11,877,000)	$(7,493,000)	$(18,469,000)	$(5,841,000)

Other comprehensive income (loss):
Net unrealized income (loss) on foreign exchange rate translation, net of tax	$344,000	$42,000	$(74,000)	$(65,000)

Comprehensive loss	$(11,533,000)	$(7,451,000)	$(18,543,000)	$(5,906,000)

Basic loss per share attributable to common stock	$(0.55)	$(0.54)	$(0.93)	$(0.42)

Diluted loss per share attributable to common stock	$(0.55)	$(0.54)	$(0.93)	$(0.42)

Cash dividend declared per share of common stock	$0.00	$0.08	$0.00	$0.16

Weighted average equivalent common shares outstanding	21,525,952	14,010,497	19,783,724	14,009,930

Weighted average equivalent common shares outstanding-assuming dilution	21,525,952	14,010,497	19,783,724	14,009,930

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$37,275,000	$14,644,000
Short-term investments	19,500,000	28,750,000
Accounts receivable, net of allowance for doubtful accounts of $775,000 at June 30, 2015 and $250,000 at December 31, 2014	31,297,000	37,133,000
Prepaid expenses and other assets	6,413,000	5,703,000
Current deferred tax asset	1,445,000	2,818,000

Total current assets	95,930,000	89,048,000

Property, plant and equipment	367,825,000	339,245,000
Less accumulated depreciation	(200,945,000)	(181,453,000)

Net property, plant and equipment	166,880,000	157,792,000

Intangibles, net	2,747,000	—

Total assets	$265,557,000	$246,840,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,216,000	$5,849,000
Accrued liabilities:
Payroll costs and other taxes	3,322,000	3,015,000
Other	4,988,000	3,158,000
Deferred revenue	5,265,000	1,752,000
Current maturities of notes payable and obligations under capital leases	8,892,000	6,018,000

Total current liabilities	29,683,000	19,792,000

Long-term liabilities:
Notes payable and obligations under capital leases less current maturities	6,039,000	4,209,000
Deferred tax liability	11,339,000	28,621,000

Total long-term liabilities	17,378,000	32,830,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock-par value $1.00 per share; 4,000,000 shares authorized, none outstanding	—	—
Common stock-par value $.01 per share; 35,000,000 shares authorized, 21,571,513 and 14,216,540 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	216,000	142,000
Additional paid-in capital	141,831,000	99,084,000
Retained earnings	76,867,000	95,336,000
Treasury stock, at cost; 48,445 shares at June 30, 2015 and none at December 31, 2014	—	—
Accumulated other comprehensive loss, net of tax	(418,000)	(344,000)

Total stockholders’ equity	218,496,000	194,218,000

Total liabilities and stockholders’ equity	$265,557,000	$246,840,000

Reconciliation of EBITDA to Net loss

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in thousands)		(in thousands)
Net loss	$(11,877)	$(7,493)	$(18,469)	$(5,841)
Depreciation and amortization	12,380	10,253	23,603	20,430
Interest expense (income), net	165	117	288	257
Income tax benefit	(6,372)	(1,411)	(9,685)	(724)
EBITDA	$(5,704)	$1,466	$(4,263)	$14,122

Reconciliation of EBITDA to Net Cash provided by Operating Activities

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(in thousands)		(in thousands)
Net cash provided by operating activities	$15,970	$9,252	$12,708	$32,602
Changes in working capital and other items	(21,572)	(7,563)	(16,237)	(17,790)
Noncash adjustments to income	(102)	(223)	(734)	(690)
EBITDA	$(5,704)	$1,466	$(4,263)	$14,122

Pro Forma Information

The following unaudited pro forma condensed financial information for the three and six months ended June 30, 2015 and 2014 gives effect to the Merger as if it had occurred on January l, 2014. The unaudited pro forma condensed financial information has been included for comparative purposes only and is not necessarily indicative of the results that might have occurred had the transactions taken place on the dates indicated and is not intended to be a projection of future results. The unaudited pro forma financial information reflects certain adjustments related to the acquisition, such as (1) to record certain incremental expenses resulting from purchase accounting adjustments, such as reduced depreciation and amortization expense in connection with the fair value adjustments to property, plant and equipment, and intangible assets; and (2) to record the related tax effects. Shares used in the calculations of earnings per share in the table below were 21,525,952 and 21,329,220 for the three months ended June 30, 2015 and 2014, respectively, and 21,509,886 and 21,329,371 for the six months ended June 30, 2015 and 2014, respectively.

	Pro Forma		Pro Forma
	Three Months Ended June 30		Six Months Ended June 30
	2015	2014	2015	2014

Operating revenues	$43,335,000	$72,403,000	$130,667,000	$197,970,000

Net income (loss)	$(11,877,000)	$(8,654,000)	$(22,446,000)	$(977,000)

Net income (loss) per share
Basic	$(0.55)	$(0.41)	$(1.04)	$(0.05)

Diluted	$(0.55)	$(0.41)	$(1.04)	$(0.05)